REVOLVING CREDIT AND SECURITY AGREEMENT This Revolving Credit and Security Agreement (this “Agreement”) is made as of August 4, 2023 by and among SMILEDIRECTCLUB, LLC, a Tennessee limited liability company (“Borrower”), each of the guarantors from time to time party hereto (together, the “Guarantors”, each a “Guarantor”), and CLUSTER HOLDCO LLC, a Delaware limited liability company (“Lender”). Unless otherwise indicated, capitalized definitional terms used in this Agreement are defined in, and this Agreement shall be interpreted in accordance with, the provisions of Section 14. 1. CREDIT FACILITY 1(a) Advances. Lender agrees to lend to Borrower hereunder, in one or more borrowings on any Business Day prior to August 4, 2024 (such anniversary, the “Maturity Date”), such sums as may be requested by Borrower from time to time, in an aggregate outstanding principal amount from time to time not to exceed Ten Million Dollars ($10,000,000). All advances hereunder (each such extension of credit, an “Advance”, together the “Advances”) shall be made only upon the written request of Borrower. Subject to the provisions of this Agreement, each Advance may be repaid and reborrowed in whole or in part at any time and from time to time. Lender shall maintain in its records an account or accounts evidencing the indebtedness of Borrower resulting from each Advance outstanding hereunder, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Lender to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Borrower to repay Advances in accordance with the terms of this Agreement. Advances outstanding hereunder shall be evidenced by a promissory note, and Borrower shall prepare, execute and deliver to Lender a promissory note in a form approved by Lender (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Note”). 1(b) Interest. (i) Accrual. With respect to the Advances, each Advance shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Advance. The applicable Adjusted Term SOFR Rate shall be determined by the Lender, and such determination shall be conclusive absent demonstrable error. (ii) Interest Payment Dates. The aggregate interest accrued on the Advances shall be paid (A) on each Interest Payment Date, (B) on each Prepayment Date (with respect to the Advances prepaid on such date), and (C) on the Maturity Date, and (D) in the case of interest accrued under Section 1(b)(iii), on demand by the Lender. “Interest Payment Date” shall mean the date which is the fifteenth (15th) day of every calendar month, beginning in September, 2023; provided that in the case any such day is not a Business Day, the Interest Payment Date will be the first Business Day immediately

2 following such day. “Prepayment Date” shall mean any date on which an Advance or Advances are prepaid in accordance with the terms of Sections 1(a) and 1(c) hereof. (iii) Default Interest. During the continuation of an Event of Default, any principal of Advances outstanding, and interest on the Advances outstanding that is not paid when due, shall, whether at stated maturity, upon acceleration or otherwise, bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Advance as provided in paragraph (i) above. Notwithstanding the foregoing, but without duplication thereof, if any principal of, interest or premium on an Advance is not paid when due (after giving effect to any grace or cure period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate otherwise applicable such Advance as provided in paragraph (i) above. (iv) Alternate Rate of Interest. If the Lender determines (which determination shall be conclusive and binding absent demonstrable error) prior to the commencement of any Interest Period for an Advance, that (x) adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, (including because the Term SOFR Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period, or (y) the Adjusted Term SOFR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining such Advance for such Interest Period, then: (A) the Lender shall give notice (in reasonable detail) thereof to the Borrower prior to the commencement of such Interest Period by telephone, facsimile or e-mail, or otherwise as in accordance with the terms of this Agreement as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist (which notice the Lender hereby agrees to provide promptly after its determination of such circumstances ceasing to exist) with respect to the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, the Lender shall, in its sole discretion, select a comparable benchmark reference rate (a “Benchmark Replacement Rate”); (B) In connection with the implementation of a Benchmark Replacement Rate, the Lender, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; and (C) The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement Rate and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Except as expressly provided in this Agreement, any determination,

3 decision or election that may be made by the Lender pursuant to this Section 1(b)(iv), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1(b)(iv). 1(c) Payments on Principal and Unpaid Interest. Borrower agrees to duly and punctually pay all outstanding principal and accrued and unpaid interest hereunder on the Maturity Date. Borrower may voluntarily prepay the principal outstanding under this Agreement in whole or in part at any time, without premium or penalty, together with the accrued and unpaid interest on such prepaid principal. Lender shall apply payments and prepayments under this Agreement (including, without limitation, the proceeds of any collateral) first to accrued and unpaid interest on the principal repaid or prepaid, then to outstanding principal and thereafter to any other amounts payable under this Agreement or any other Loan Documents. As used in this Agreement, “Loan Documents” means this Agreement, the Note, each agreement, instrument or other document evidencing, guaranteeing or securing, in whole or in part, the transactions contemplated by this Agreement and each related agreement, instrument or other document, in each case as amended, restated, supplemented and/or otherwise modified from time to time. 2. SECURITY 2(a) Grant of Security Interest. For value received and as collateral security for the Secured Indebtedness (as defined below), each of Borrower and each Guarantor hereby grants to Lender a security interest, lien and mortgage in and to, and agrees and acknowledges that Lender has, and shall continue to have, a security interest, lien and mortgage in and to, its right, title and interest in each of the following assets, wherever located, however arising or created and whether now owned or existing or hereafter arising, created or acquired: all equipment, fixtures, inventory, documents, general intangibles, accounts, deposit accounts, contract rights, chattel paper, patents, trademarks and copyrights (and the goodwill associated with and registrations and licenses of any of them), instruments, letter of credit rights and investment property, and all additions and accessions to, all replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all proceeds, supporting obligations and products of, the foregoing (collectively, the “Collateral”); provided, “Collateral” shall not include in any event (i) any equity interest from time-to-time held in the SPV or in Borrower, (ii) any equity interest from time-to-time held in SDC Holding, LLC or any foreign subsidiary or (iii) any Excluded Assets.

4 2(b) Indebtedness Secured. The security interest granted herein is granted to secure the payment and performance of (collectively, the “Secured Indebtedness”): (i) any and all indebtedness, obligations and liabilities of Borrower to Lender arising in connection with, or evidenced or secured by, this Agreement and/or the other Loan Documents, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and together with all interest thereon, including all renewals, extensions and modifications of the foregoing or any part thereof; and (ii) all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted hereby and all other liens and security interests securing payment of the Secured Indebtedness and to maintain, preserve and collect the Collateral, including, without limitation, taxes, assessments and reasonable attorneys’ fees and legal expenses. 2(c) Collateral Documentation. Each of Borrower and each Guarantor agrees to execute and deliver such agreements, instruments and other documents in form and substance satisfactory to Lender, and take such actions and cause third parties to take such actions, as are necessary and/or requested by Lender to protect, perfect and maintain the perfection of Lender’s security interest in the Collateral (including, without limitation, any account control agreement and any governmental filing with respect to intellectual property), and hereby authorizes Lender to file any Uniform Commercial Code financing statement or other document in furtherance thereof. Without in any way limiting the right, power or authority of Lender under the Uniform Commercial Code or other applicable law, each of Borrower and each Guarantor hereby irrevocably authorizes Lender in its sole and absolute discretion, at any time and from time to time, to file without the review or approval of Borrower or any Guarantor any and all financing statements, modifications and continuations in respect of the Collateral, Borrower, the Guarantors and/or the transactions contemplated by this Agreement and/or any other Loan Document in such jurisdictions as Lender deems necessary or desirable. 2(d) Remedies. In addition to the rights and remedies provided under this Agreement and/or any other Loan Document, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral. 3. REPRESENTATIONS AND WARRANTIES The Borrower and each Guarantor hereby represents and warrants to Lender as follows as of the date hereof and as of the date of each Advance hereunder: 3(a) Organization, Corporate Powers. The Borrower is an entity duly formed, validly existing solely under the laws of the state of its formation, is in good standing (or the equivalent) under the laws of the state of its formation and is qualified in each state where its property is located if the laws of such state require qualification in order to conduct business of the type conducted by the Borrower, except to the

5 extent that the failure to obtain or maintain any such qualification would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 3(b) Authority, etc. The Borrower has full legal entity power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to perform in accordance herewith; the execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower and each Guarantor, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Borrower and each Guarantor; each of this Agreement and the other Loan Documents evidences the valid, binding and enforceable obligation of the Borrower and each Guarantor, as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and other laws limiting the enforceability of creditors’ rights and by general principles of equity. 3(c) Assets and Collateral. Lender has received legal, valid, binding, enforceable and perfected security interests in and to the Collateral pursuant to this Agreement and the other Loan Documents. No part of the Collateral is subject to any Lien (as defined below) or any adverse claim of any kind whatsoever, except those in favor of Lender and Permitted Liens. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement or preferential arrangement of any kind or nature whatsoever. 3(d) No Consent or Approval Required. No consent, approval, license, registration, authorization or order of any regulatory authority is required for the execution, delivery and performance by the Borrower or any Guarantor of, or compliance by the Borrower or such Guarantor, as applicable, with, this Agreement or the other Loan Documents to which it is a party, or if required, such consent, approval, license, registration, authorization or order has (or will have) been obtained on or prior to the date hereof, except for the filing or recording, as applicable, of any UCC financing statements and any intellectual property security agreements, as contemplated by the Loan Documents. 3(e) No Proceedings. There are no judgments, proceedings or investigations pending against the Borrower or any Guarantor or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Guarantor, before any regulatory authority: (i) asserting the invalidity of this Agreement or the other Loan Documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Loan Documents. 3(f) No Conflicts. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents, will conflict with or result in a material breach of any of the terms,

6 conditions or provisions of any formation documents of the Borrower or any Guarantor, or any legal restriction or any material agreement or instrument to which the Borrower or any Guarantor is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing. 3(g) Solvency. The Borrower and the Guarantors (on a consolidated basis) are and, immediately after giving effect to the execution and delivery of this Agreement and the other Loan Documents, will be, Solvent. 3(h) Intellectual Property. The Borrower owns, or has a valid license or right to use, all intellectual property necessary for the conduct of its business as currently conducted free and clear of all Liens, except (i) as permitted by the Loan Documents, (ii) liens on the HPS Collateral and/or (iii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, the Borrower is not infringing, misappropriating, diluting or otherwise violating any intellectual property rights of any person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrower has taken all reasonable actions that in the exercise of its reasonable business judgment should be taken to protect its intellectual property, including intellectual property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 3(i) Margin Regulations. The use of the Advances will not conflict with or contravene any of Regulations T, U or X promulgated by the Federal Reserve Board from time to time. 3(j) Ordinary Course of Business. Each payment of interest and principal on the Advances will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs on the part of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower. 4. AFFIRMATIVE COVENANTS The Borrower and each Guarantor hereby covenants and agrees with Lender as follows at all times until the indefeasible payment in full of all of the Secured Indebtedness and termination of this Agreement: 4(a) Compliance with Laws, Etc. The Borrower and each Guarantor shall comply with all applicable federal, state and local laws, rules, regulations, licensing standards and orders, except to the extent the failure to

7 comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 4(b) Preservation of Existence. Except as otherwise permitted herein or in the other Loan Documents, the Borrower and each Guarantor shall preserve and maintain its existence. Except as otherwise permitted herein or in the other Loan Documents, the Borrower and each Guarantor shall preserve and maintain its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing (or the equivalent) as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would not reasonably be expected to have a Material Adverse Effect. 4(c) Further Assurances. Each of the Borrower and the Guarantors shall from time to time upon the request of the Lender, at the Borrower’s or applicable Guarantor’s sole expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things consistent with the terms of the Loan Documents as the Lender may reasonably request in order to effect fully the purposes of the Loan Documents, including, without limitation, promptly upon reasonable request from time to time by the Lender or as may be required by applicable law, (i) correct any material defect or error that may be discovered in the execution, acknowledgement, filing, or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, refile, register, and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender may reasonably request from time to time in order to carry out more effectively the purposes of the Loan Documents. 4(d) Preservation and Defense of Collateral, etc. Each of the Borrower and the Guarantors shall maintain, enforce, preserve and defend on a timely basis all of its and the Lender’s right, title and interest in and to each and every part of the Collateral against all manner of claims. In the event any of the Collateral is attached or levied or any Lien is imposed on any of the Collateral (except for Permitted Liens), then (without limiting the generality of the preceding sentence) the Borrower or applicable Guarantor shall pay, discharge or bond the underlying obligation and cause the release of such Collateral therefrom within five (5) Business Days of any attachment or levy or thirty (30) days of the imposition of any such Lien, but in any case before the claimant may defeat the Borrower’s or applicable Guarantor’s right to bond, contest or redeem. 4(e) Notice of Material Events. The Borrower shall inform the Lender promptly (but in any event within ten (10) Business Days after the Borrower or any Guarantor or any subsidiary thereof has knowledge of the occurrence of such event) in writing of the occurrence of any of the following: (i) the occurrence of (i) an Event of Default or (ii) an Unmatured Event of Default;

8 (ii) any event or circumstance, including the submission of any claim or the initiation or threat in writing of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding, in each case affecting the Borrower or any Guarantor, that would reasonably be expected to have a Material Adverse Effect; and (iii) the commencement of any proceedings by or against the Borrower or any Guarantor under any Debtor Relief Law or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been appointed or requested for the Borrower or any Guarantor, or any of their respective assets. 4(f) Invalid Liens, Etc. The Borrower or applicable Guarantor shall use commercially reasonable efforts to amend or terminate any Lien upon or with respect to any of the Collateral (except the Permitted Liens), or any interest therein, such that after giving effect to such amendment or termination, such Lien no longer covers any of the Collateral. 4(g) Use of Proceeds. The proceeds of the Advances made hereunder shall be used only for reasonable operating and corporate expenses of Borrower. 4(h) Reporting Requirements. From the date hereof until the Maturity Date, the Borrower shall furnish to the Lender: (i) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent, copies of the consolidated financial statements of Parent prepared in accordance with GAAP (subject to audit and year-end adjustments and the absence footnotes) accompanied by a certificate of the chief financial officer of Parent certifying that such copies are true and complete copies of the financial statements and that such information fairly presents, in all material respects, the consolidated financial condition of Parent as of the date thereof. (ii) Annual Financial Statements; Compliance Certificate. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, copies of the audited consolidated financial statements of Parent prepared in accordance with GAAP, accompanied by an auditor’s report, without (x) a “going concern” or like qualification or exception with respect to Parent, other than any going concern or like qualification or exception relating to an upcoming maturity under any Indebtedness, or (y) a qualification as to the scope of the audit (excluding references regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under GAAP)), of Ernst & Young LLP or another public accounting firm approved by the Lender (such approval not to be unreasonably withheld, conditioned or delayed), any management letters

9 prepared by said accountants and a certificate of the chief financial officer of Parent certifying that such copies are true and complete copies of the financial statements, auditor’s report and management letters and that such information fairly presents, in all material respects, the consolidated financial condition of Parent as of the date thereof. (iii) Litigation. As soon as practical after the Borrower has knowledge thereof, written notice of any litigation, investigation or proceeding against the Borrower, any Guarantor and/or the Collateral that would reasonably be expected to have a Material Adverse Effect. (iv) Further Assurances. Promptly, from time to time, such other information, documents, records or reports, to the extent in the Borrower’s or any Guarantor’s possession or otherwise readily available to the Borrower or such Guarantor without undue burden or expense, respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or any Guarantor as the Lender may from time-to-time reasonably request. 5. NEGATIVE COVENANTS From the date hereof until the Maturity Date, the Borrower and each Guarantor shall not, nor will the Borrower or any Guarantor permit any of their domestic subsidiaries to, without the prior written consent of the Lender: 5(a) Indebtedness. Create, incur, assume, suffer to exist, Guarantee, or otherwise become or remain, directly or indirectly, liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) for, any Indebtedness, or issue any shares of Disqualified Stock or Preferred Stock, except: (i) (A) Indebtedness of (x) the Borrower and the Guarantors under the Loan Documents and (y) Parent under the Convertible Notes Indenture; and (B) subject to the last sentence of this Section 5(a), with respect to each of the foregoing and any Indebtedness otherwise incurred under this clause (B), any Refinancing Indebtedness in respect thereof; (ii) (A) Indebtedness set forth on Schedule 5(a) (excluding any Indebtedness described in the preceding clause (i)), and (B) subject to the last sentence of this Section 5(a), with respect to the foregoing and any Indebtedness otherwise incurred under this clause (B), any Refinancing Indebtedness in respect of such Indebtedness; (iii) (A) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower, any Guarantor or any domestic subsidiary thereof in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (iii), together with (B) subject to the last sentence of this Section 5(a), with respect to the foregoing and any Indebtedness, Disqualified Stock or Preferred Stock otherwise incurred or issued under this

10 clause (B), any Refinancing Indebtedness in respect thereof, does not exceed $10,000,000 at any one time outstanding; (iv) (A) the incurrence by the Borrower, in the ordinary course of business, of Purchase Money Indebtedness and (ii) subject to the last sentence of this Section 5(a), with respect to the foregoing and any Indebtedness otherwise incurred under this clause (B), any Refinancing Indebtedness in respect of such Indebtedness; (v) the endorsement of instruments or other payment items for deposit; (vi) Indebtedness between or among any one or more of the Borrower, the Guarantors and any subsidiary thereof (other than the SPV); provided, however, that: (1) if the Borrower or such Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Secured Indebtedness; (2) such Indebtedness is an Investment permitted by Section 5(c); and (3) any (A) subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a person other than the Borrower, any Guarantor, or any subsidiary thereof, or (B) sale or other transfer of any such Indebtedness to a person that is not Borrower, any Guarantor, or any subsidiary thereof, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Borrower, Guarantor, or subsidiary thereof, that was not permitted by this clause (vi); (vii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; (viii) the guarantee by the Borrower or any Guarantor of Indebtedness of the Borrower or any Guarantor that was permitted to be incurred by the Borrower or such Guarantor pursuant to this 5(a) (other than Error! Reference source not found.); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Secured Indebtedness, then the guarantee shall be subordinated or pari passu, as applicable, to other Indebtedness of the Borrower or the Guarantor to the same extent as the Indebtedness guaranteed; (ix) the incurrence in the ordinary course of business of Indebtedness in favor of insurers, bond companies, and other direct counterparties in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guaranties of obligations not constituting Indebtedness;

11 (x) Indebtedness consisting of (A) the financing of insurance premiums or (B) take or pay obligations entered into in the ordinary course of business; (xi) (A) unsecured Indebtedness in respect of obligations of the Borrower, any Guarantor or any domestic subsidiary thereof to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower, any Guarantor or any domestic subsidiary thereof in respect of accounts payable incurred in connection with goods sold or services rendered or otherwise and not in connection with the borrowing of money; (xii) letters of credit and surety bonds in the ordinary course of business collateralized by cash, cash equivalents and/or standby letters of credit; (xiii) the incurrence of Indebtedness undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to the Borrower, any Guarantor, or any subsidiary thereof, in the ordinary course of business; (xiv) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners; (xv) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower, any Guarantor or any domestic subsidiary thereof or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (xvi) the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds; and (xvii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvi) above. Neither the Borrower nor any Guarantor will incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Secured Indebtedness on substantially identical terms or terms more favorable to the Lender; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

12 For purposes of determining compliance with this Section 5(a), (a) the Secured Indebtedness will at all times be deemed to have been incurred in reliance only on the exception in Section 5(a)(i)(A), (b) all Indebtedness in respect of the Convertible Notes will at all times be deemed to have been incurred in reliance only on the exception in Section 5(a)(i)(B), and (c) all Indebtedness in respect of the HPS Transaction Documents will at all times be deemed to have been incurred in reliance only on the exception in Section 5(a)(ii)(A). To the extent that any Indebtedness incurred under Section 5(a)(i) through (iv) is Refinanced with Refinancing Indebtedness, then the aggregate outstanding principal amount of such Refinancing Indebtedness shall be deemed to have been incurred in reliance on the Refinancing exception under the relevant foregoing Section. 5(b) Liens and Encumbrances. Create, incur, assume, or suffer to exist any Lien of any kind on or with respect to any of its assets or property, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. The Borrower and each Guarantor further will not permit its foreign subsidiaries to sell, assign, or incur any Lien of any kind on or with respect to its accounts receivable, except for Permitted Liens. 5(c) Investments, Loans, Advances, etc. Make, acquire, or hold any Investment, except: (i) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence (A) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States, (B) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (A) above or a portion of such obligation for the benefit of the holders of such depository receipts); (ii) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (iii) advances made in connection with purchases of goods or services in the ordinary course of business; (iv) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any Guarantor, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

13 (v) Investments owned by the Borrower, any Guarantor, or any subsidiary thereof, as of the date hereof, and any extensions, renewals, replacements or reinvestments of Investments permitted by this clause (v), so long as the aggregate amount of all Investments pursuant to this clause (v) is not increased at any time above the amount of such Investments existing or committed as of the date hereof (other than pursuant to an increase as required by the terms of any such Investment as in existence as of the Closing Date or as otherwise permitted by this Section 5(c)); (vi) any Investment in the Borrower or any Guarantor; (vii) funds expended on goods, deposits, and related items in the ordinary course of business in connection with services to be provided by the Borrower, any Guarantor, or any subsidiary thereof, to its customer, and for which such customer is required to reimburse the Borrower, such Guarantor, or such subsidiary; and (viii) Investments in an aggregate amount not to exceed $15,000,000 at any one time outstanding. Notwithstanding anything to the contrary in this Agreement, on and after the date hereof, (x) the Borrower, each Guarantor, and each subsidiary thereof, shall not be permitted to make any Investment in the SPV other than to the extent required by the HPS Transaction Documents, (y) in no event will the Borrower, any Guarantor, or any subsidiary thereof (directly or indirectly through one or a series of related transactions) sell, transfer, assign or grant an exclusive license with respect to or contribute any material intellectual property to any subsidiary or affiliate that is not the Borrower, any Guarantor, or any subsidiary thereof, other than pursuant to and in accordance with the HPS Transaction Documents, and (z) none of the Borrower, any Guarantor, or any subsidiary thereof, shall, directly or indirectly, make any Investments pursuant to this Section 5(c) (1) to provide credit support for a financing transaction, (2) for liability management purposes, or (3) in the case of Parent, to make Restricted Payments. For purposes of determining compliance with this Section 5(c), (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof), but may be permitted in part under any relevant combination thereof, (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments, the Borrower may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 5(c) and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof) and (C) the amount of any Investment by any person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such person with respect thereto from time to time.

14 5(d) Restricted Payments. Make any Restricted Payments, other than any Permitted Restricted Payments. 5(e) Dispositions. Make any Disposition of any property or assets, other than in the ordinary course of business. 5(f) Certain Fundamental Changes. (i) Enter into any merger, consolidation, amalgamation, reorganization, or recapitalization, whether in one transaction or a series of related transactions, except for (A) any merger, consolidation or amalgamation between or among the Borrower and any Guarantor, provided that the Borrower must be the surviving entity of any such merger, consolidation or amalgamation to which it is a party, and (B) any merger, consolidation or amalgamation between or among any subsidiaries of the Borrower or any Guarantor except with the Borrower or any Guarantor; (ii) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), whether in one transaction or a series of related transactions; (iii) Suspend or cease operation of a substantial portion of its or their business; or (iv) Form or acquire any direct or indirect subsidiary. 5(g) Change of Name. Change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the UCC of the Borrower, any Guarantor or any domestic subsidiary of the Borrower or any Guarantor. 6. EVENTS OF DEFAULT Each of the following shall constitute an “Event of Default” under this Agreement: 6(a) a default by the Borrower or any Guarantor in the payment of any amount due hereunder or under any other Loan Document on the due date continuing for two (2) Business Days; 6(b) a default in the performance by the Borrower or any Guarantor of any obligation, agreement or covenant contained herein or in any other Loan Document (other than any such default contemplated by Section 6(a) above) continuing for ten (10) Business Days;

15 6(c) a default in the performance by the Borrower or any Guarantor of any of its obligations contained in its operating agreement as in effect from time to time continuing for ten (10) Business Days; 6(d) any representation or warranty made in this Agreement or any other Loan Document by the Borrower or any Guarantor shall prove to have been false or misleading in any material respect when made or deemed made; 6(e) any report, statement, certificate, schedule or other document or information furnished (whether prior to, on or after the date hereof) in connection with this Agreement or any of the other Loan Documents by or on behalf of the Borrower or any Guarantor shall prove to have been false or misleading in any material respect when furnished; 6(f) The Borrower, any Guarantor, or any of its subsidiaries, shall become the subject of any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or shall have a receiver, trustee, custodian, conservator or similar official appointed for it or for a substantial part of its assets, or shall make a general assignment for the benefit of creditors, or shall take any corporate or other action for the purpose of effecting any of the foregoing or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; 6(g) (1) the Borrower, any Guarantor or any domestic subsidiary thereof shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $15,000,000, in each case beyond the applicable grace period with respect thereto, if any; or (2) the Borrower, any Guarantor or any domestic subsidiary thereof shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause 6(g)(2) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; 6(h) any “Change of Control” under and as defined in the HPS Loan Agreement (or any similar term under the documentation governing any direct or indirect Refinancing

16 Indebtedness in respect thereof) shall occur, other than as the result of any transaction expressly permitted by this Agreement; or 6(i) any other event or condition occurs or exists that Lender determines has had or reasonably could be expected to have a Material Adverse Effect, then, upon the occurrence thereof or at any time thereafter, Lender shall be entitled, without limiting its ability to do so at other times, to (i) declare all principal, interest and other amounts outstanding hereunder to be immediately due and payable and/or (ii) exercise or enforce any one or more of Lender’s rights, powers, privileges, remedies and interests under this Agreement, the other Loan Documents and applicable law (including, without limitation, with respect to the Collateral); provided, however, that in the event of the occurrence of any of the Events of Default set forth in Section 6(f) above, then simultaneously with that event, and without the necessity of any notice or other action by Lender, the principal, interest and other amounts outstanding hereunder shall automatically become immediately due and payable. 7. GOVERNING LAW; SEVERABILITY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT, AS TO ANY LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN AND EXCEPT TO THE EXTENT THAT THE CREATION, PERFECTION OR PRIORITY OF THE INTERESTS OF THE LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. 8. NOTICES All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and shall be deemed to have been duly given or made when received, addressed as follows (or to such other address, facsimile number or e-mail address) as the applicable party may specify to the other in accordance with this Section from time to time): With respect to Borrower: SmileDirectClub, LLC 414 Union Street Nashville, Tennessee 37219 E-mail: troy.crawford@smiledirectclub.com; susan.greenspon@smiledirectclub.com

17 With respect to Lender: Cluster Holdco LLC c/o Camelot Venture Group, LLC 222 Lakeview Avenue, Suite 1550 West Palm Beach, Florida 33401 Attention: Steven Katzman Fax: (248) 310-3635 E-mail: skatzman@camelotvg.com 9. SUCCESSORS AND ASSIGNS All rights, powers, privileges and immunities granted herein or in any other Loan Document to Lender shall extend to its successors and assigns and any other legal holder thereof, with full right by Lender to assign, sell, pledge and/or otherwise transfer same. Neither Borrower nor any Guarantor shall assign or otherwise transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Lender, which Lender may withhold or condition in its sole and absolute discretion, and any such purported assignment or transfer without such consent shall be voidable at Lender’s election and shall not relieve Borrower or any Guarantor of any of its obligations under this Agreement or any other Loan Document. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties’ respective successors and assigns. The Borrower shall maintain a copy of each assignment agreement delivered to it and a register (the “Register”) on which it will record the name and address of each Lender (including any assignees), the principal amounts (and stated interest) owing to each Lender under this Agreement, and any other information necessary to ensure that the Advances are maintained “in registered form” within the meaning of Treasury Regulations section 5f.103-1(c) and Proposed Treasury Regulations section 1.163-5(b) (or any amended or successor version). The entries in the Register will be conclusive absent demonstrable error, and the Borrower and the Lenders will treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Borrower shall update the Register promptly upon receiving an executed assignment agreement, and no such assignment shall be effective until reflected in the Register. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior written notice. 10. EXPENSES Borrower shall promptly pay or reimburse Lender for all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by Lender (A) in connection with the preparation of this Agreement, each other Loan Document and any other document required hereunder or thereunder, and (B) before and after judgment in enforcing, protecting or preserving its rights under this Agreement, each other Loan Document and any other document required hereunder or thereunder, including, without limitation, the enforcement of rights against, or realization on, any collateral or

18 security therefor or in defending against any claim made against Lender by Borrower, any Guarantor, or any third party, as a result of or in any way relating to any matter referred to above in this Section. In addition, the Borrower shall indemnify Lender, Lender’s affiliates and the partners, directors, managers, officers, employees, agents and advisors of Lender and Lender’s affiliates against, and hold each such indemnitee harmless from, any and all losses, claims, damages, liabilities and related documented out-of-pocket expenses (including reasonable legal fees and expenses) incurred by any such indemnitee or asserted against any such indemnitee by any third party or by Borrower arising out of, in connection with or as a result of any event or circumstance constituting a potential, claimed or actual Unmatured Event of Default or Event of Default. The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, and each such indemnitee shall be an express third-party beneficiary of the foregoing. 11. FURTHER ASSURANCES Borrower and each Guarantor hereby agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Lender from time to time may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Agreement and the other Loan Documents, including, without limitation, in order to (a) evidence, confirm, perfect or protect any security interest or other Lien granted or required to have been granted under this Agreement and the other Loan Documents, (b) give Lender or its designee confirmation and assurance of Lender’s rights, powers, privileges, remedies and interests under this Agreement, the other Loan Documents and applicable law, (c) better enable Lender to exercise any such right, power, privilege or remedy or (d) otherwise effectuate the purpose and the terms and provisions of this Agreement and the other Loan Documents, each in such form and substance as may be acceptable to Lender. 12. ENTIRE AGREEMENT; MODIFICATIONS This Agreement and the other documents referred to herein contain the entire agreement between the Borrower, each Guarantor and the Lender with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Each and every supplement or amendment to or modification or restatement of this Agreement or any other Loan Document shall be in writing and signed by all of the parties hereto or the respective parties thereto, as the case may be, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Document shall be in writing and signed by each of the parties hereto or thereto, respectively. The Borrower and each Guarantor agrees that time is of the essence under this Agreement. It is expressly agreed by the Borrower and each Guarantor that no extensions of time for the payment of amounts payable under this Agreement or any other Loan Document, nor the failure on the part of the Lender to exercise any of its rights hereunder or under any other Loan Document, shall operate to release, discharge, modify, change or affect the original liability under this Agreement or other Loan Document, either in whole or in part.

19 13. LOAN GUARANTY 13(a) Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Indebtedness and all reasonable documented out-of-pocket costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Secured Indebtedness from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Secured Indebtedness (such costs and expenses, together with the Secured Indebtedness, collectively the “Guaranteed Obligations”). Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. 13(b) Guaranty of Payment. This Section 13 (this “Guaranty”) is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Lender to sue the Borrower, any other Guarantor, any other guarantor of, or any other individual or entity obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. 13(c) No Discharge or Diminishment of Guaranty. (i) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full), including: (A) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (B) any change in the existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (C) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or its assets or any resulting release or discharge of any obligation of any Obligated Party; or (D) the existence of any claim, setoff or other rights which such Guarantor may have at any time against any Obligated Party, Lender or any other individual or entity, whether in connection herewith or in any unrelated transactions. (ii) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party of the Guaranteed Obligations or any part thereof. (iii) The obligations of each Guarantor hereunder are not discharged or impaired or otherwise affected by: (A) the failure of the Lender to assert any claim or demand or to

20 enforce any remedy with respect to all or any part of the Guaranteed Obligations; (B) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; or (C) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of a Guarantor or that would otherwise operate as a discharge of a Guarantor as a matter of law or equity (other than Payment in Full). 13(d) Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Guarantor or any other Obligated Party, other than Payment in Full. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any individual or entity against any Obligated Party or any other individual or entity. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Lender may, at its election, act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of a Guarantor under this Guaranty, until Payment in Full has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security. 13(e) Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until Payment in Full has occurred. 13(f) Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by Lender in its discretion), each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by each Guarantor forthwith on demand by the Lender.

21 13(g) Information. Each Guarantor (i) assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs under this Guaranty, and (ii) agrees that the Lender shall not have any duty to advise such Guarantor of information known to it regarding those circumstances or risks. 13(h) Taxes. (i) Defined Terms. For purposes of this Section 13(h), the term “applicable law” includes FATCA. (ii) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or the Lender) requires the deduction or withholding of any Tax from any such payment by or on behalf of the Borrower or the Lender, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Regulatory Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13(h)) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. (iii) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Regulatory Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes. (iv) Indemnification by the Borrower. The Borrower shall indemnify each Lender, within ten (10) days after written demand therefor accompanied by supporting documentation in reasonable detail, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 13(h)) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Regulatory Authority. A certificate as to the amount of such payment or liability, accompanied by supporting documentation in reasonable detail, delivered to the Borrower by the Lender contemporaneously with the demand for payment hereunder, shall be conclusive absent demonstrable error. (v) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Regulatory Authority pursuant to this Section 13(h), the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such

22 Regulatory Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender. (vi) Status of the Lender. The Lender, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as shall permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as shall enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (1)-(3) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender. Without limiting the generality of the foregoing: (1) The Lender shall deliver to the Borrower upon request by the Borrower, executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax. (2) The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. (3) The Lender and any successor Lender shall deliver to the Borrower either (i) an executed copy of IRS Form W-9 or (ii) a duly completed and executed copy IRS Form W-8ECI to establish that the Lender is not subject to withholding Taxes under the Code with respect to amounts payable for the account of the Lender under any of the Loan Documents. The Lender agrees that if such IRS Form W-9 or IRS Form W-8ECI, as applicable, previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrower in writing of its legal inability to do so. (vii) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13(h) (including by the payment of additional amounts pursuant to this Section 13(h)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13(h) with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Regulatory Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such

23 indemnified party the amount paid over pursuant to this Section 13(h)(vii) (plus any penalties, interest or other charges imposed by the relevant Regulatory Authority) in the event that such indemnified party is required to repay such refund to such Regulatory Authority. Notwithstanding anything to the contrary in this Section 13(h)(vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 13(h)(vii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 13(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person. 14. DEFINED TERMS (a) The following capitalized terms used and not otherwise defined herein shall have the following meanings: “Adjusted Term SOFR Rate” means, with respect to each Interest Period in connection with an Advance, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the Applicable Margin; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Advances” has the meaning set forth in Section 1(a) hereof. “Agreement” has the meaning set forth in the first paragraph of this Appendix. “Applicable Margin” means 9.75%. “Bankruptcy Code” means 11 U.S.C. §101, et. seq., as amended from time to time, and any successor statute thereto. “Benchmark Replacement Conforming Changes” means, with respect to any implementation of a Benchmark Replacement Rate, as set forth in Section 1(b)(iv), any technical, administrative or operational changes (including changes to the definition of “Applicable Margin”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender, in consultation with the Borrower, decides in its reasonable good faith discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if the Lender determines in its reasonable good faith discretion that no market practice for the administration of such Benchmark Replacement Rate exists, in such other

24 manner of administration as the Lender, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Rate” has the meaning set forth in Section 1(b)(iv). “Borrower” has the meaning set forth in the Preamble. “Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday; (c) a day on which banking and savings and loan institutions in New York, New York are required or authorized by law or Regulatory Authority to be closed for business; and (d) in relation to the Advance referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Advance referencing the Adjusted Term SOFR Rate or any other dealings of such Advances referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day. “Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP as in effect on December 14, 2018 (without giving effect to the future phase-in of any changes to GAAP contemplated by any amendment to GAAP adopted as of such date) and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on December 14, 2018 (without giving effect to any such phase-in). “Closing Date” means August 4, 2023. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning set forth in Section 2(a) hereof. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Collections” has the meaning set forth in the Existing HPS Loan Agreement. “Contracts” means, with respect to any Receivable, the RISC or other agreement in respect of such Receivable acquired by the Borrower and/or the Trustee, which includes with respect to each such Contract all right, title and interest with respect to such Contract, as a holder of both the beneficial and legal title thereto, including (i) all Contract Files, (ii) all obligations evidenced by the Contract Files, including the right to receive payment of all amounts due thereunder, (iii) all other rights, interests, benefits, proceeds, remedies and claims in favor or for the benefit of the holder of such Contract (or its successors or assigns) arising from or relating to such Contract, to the extent acquired by the Borrower and/or the Trustee, and (iv) all proceeds of the foregoing. “Convertible Notes” means the 0.00% Convertible Senior Notes due 2026 issued pursuant to the Convertible Notes Indenture.

25 “Convertible Notes Indenture” means that certain Indenture, dated as of February 9, 2021, among Parent, as issuer, and Wilmington Trust, National Association, as Trustee. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Disposition” means any sale, conveyance, transfer, or other disposition (including any sale and leaseback transaction and any Division/Series Transaction) of any assets or property (other than cash and cash equivalents) by any person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (other than the disposition of cash and cash equivalents and investing in the ordinary course of business). For the avoidance of doubt, a Disposition shall exclude any issuance by the Parent of its own equity interests and any issuance by the Borrower or any Guarantor of its own equity interests to the Borrower or any Guarantor, as applicable. “Dispose” shall have a correlative meaning. “Disqualified Stock” means, with respect to any person, any equity interests of such person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, (a) matures or is mandatorily redeemable (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date ninety-one (91) days after the Maturity Date or (b) provides for any payment of cash dividends or interest or other cash payments prior to the date ninety-one (91) days after the Maturity Date. “Division/Series Transaction” means, with respect to any person, a division of any such person into two or more persons pursuant to Section 18-217 of the Delaware Limited Liability Act, Section 1.002(55)(A) of the Texas Business Organizations Code or any similar provision in any other applicable jurisdiction, or an allocation of assets of such person pursuant to such a division. “Event of Default” has the meaning set forth in Section 6 hereof. “Excluded Assets” means (i) any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, airplanes and other assets subject to certificates of title to the extent perfection of the security interest in such assets cannot be accomplished by the filing of a UCC financing statement (or equivalent), (iii) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangements, in each case to the extent that a grant of a Lien thereon would violate or invalidate such lease, license or agreement or such purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto (other than the Borrower or any Guarantor), except to the extent that such lease, license or other agreement or

26 other document providing for such violation or invalidation or termination right is ineffective under the anti-assignment provisions of the UCC or other applicable law; provided that no property shall be excluded by this clause (iii) to the extent such exclusion arises from a contract, agreement or document or any provision thereof that was entered into in contemplation hereof or for the purpose of circumventing the requirements of the Loan Documents, (iv) any lease, license, permit, property or agreement to the extent that a grant of a security interest therein is prohibited by applicable law (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), or any governmental licenses or state or local franchises, charters and authorizations, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition, or requires governmental or third party consents required pursuant to applicable law that have not been obtained, (v) margin stock, and to the extent not permitted by the terms of such person’s organizational or joint venture documents after giving effect to the applicable anti- assignment provisions of the UCC or other applicable law, equity interests in any person other than wholly-owned subsidiaries of the Borrower, but excluding the proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (vi) any property or assets to the extent that the creation or perfection of pledges of, or security interests in, such property or assets could reasonably be expected to result in material adverse tax consequences to the Borrower or any of its subsidiaries or any of their direct or indirect equityholders (as a result of such holding), as reasonably determined by the Borrower, (vii) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, such intent-to-use trademark application, or any registration that may issue therefrom, under applicable federal law, (viii) particular assets if and for so long as, if reasonably agreed by the Lender and the Borrower in writing, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets are excessive in relation to the practical benefits to be obtained by the Lender therefrom, (ix) letter-of-credit rights and commercial tort claims, in each case, except to the extent a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement and (x) to the extent used exclusively to hold funds in trust for the benefit of third parties, (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender under any Loan Document pursuant to a law in effect on the date on which (i) the Lender acquires an interest in the Advance or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to 13(h), amounts with respect to such Taxes were payable either to the Lender’s assignor

27 immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 13(h)(vi) and (d) any withholding Taxes imposed under FATCA. “Existing HPS Loan Agreement” means the HPS Loan Agreement as in effect on the Closing Date. “Existing HPS Transaction Documents” means the HPS Transaction Documents as in effect on the Closing Date. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof. “FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Regulatory Authorities and implementing such Sections of the Code. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR Rate shall be 0%. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Guarantor” has the meaning set forth in the recitals hereto. “Guaranty” means the Guaranty of each Guarantor set forth in Section 13. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, no phantom stock or similar plan providing for payments only on account of services provided by current or

28 former directors, managers, officers, employees or consultants of the Parent or any of its subsidiaries shall constitute a Hedge Agreement. “Hedging Obligations” means, with respect to any person, the obligations of such person under any Hedge Agreement. “HPS Collateral” means the “Collateral” under and as defined in the HPS Loan Agreement (or any similar term under the documentation governing any direct or indirect Refinancing Indebtedness in respect thereof). “HPS Loan Agreement” means that certain Loan Agreement dated as of April 27, 2022 among the SPV, SmileDirectClub, LLC, as the seller and the servicer, HPS Investment Partners, LLC, as the administrative agent and the collateral agent, and the lenders from time-to-time party thereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time. “HPS Transaction Documents” means the “Transaction Documents” under and as defined in the HPS Loan Agreement. “Indebtedness” of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person, (e) all indebtedness of others secured by any mortgage, encumbrance, Lien, pledge, charge or security interests of any kind on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such person of Indebtedness of others, (g) all obligations of such person to reimburse any bank or other person in respect of amounts paid under letters of credit and similar instruments, (h) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances or other similar financial products, (i) all net obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (j) all obligations, contingent or otherwise, of such person to risk participate in loans, letters or credit or other extensions of credit, including the obligation to fund a collateral or participation account or otherwise provide collateral to secure a risk participation obligation, (k) the amount of obligations outstanding under the legal documents entered into as part of any Securitization Transaction, and (l) all obligations of such person as a lessee with respect to Capital Lease Obligations. For the avoidance of doubt, the Secured Indebtedness shall be deemed to be Indebtedness with respect to the Borrower and each Guarantor. The Indebtedness of any person shall include the indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than with respect to Indebtedness in respect of a Securitization Transaction) to the extent the terms of such indebtedness provide that such person is not liable therefor. For purposes of this definition, the amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) with

29 respect to contingent obligations, the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith; (iii) with respect to Hedging Obligations, the net amount payable, if any, by the specified persons if such Hedging Obligations terminated at that time due to default by such person; (iv) in respect of Indebtedness of another person secured by a Lien on the assets of the specified person, the lesser of: (1) the fair market value of such assets at the date of determination; or (2) the amount of such Indebtedness of the other person; (v) the maximum amount the Borrower and the Guarantors would become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, any Preferred Stock; (vi) the amount of the liability in respect thereof determined in accordance with GAAP, in the case of Indebtedness issued at a price that is less than the principal amount thereof; and (vii) the principal amount of the Indebtedness, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Loan Documents or the Convertible Notes Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Interest Payment Date” has the meaning set forth in Section 1(b)(ii) hereto. “Interest Period” means, with respect to the Advances, (i) initially, the period from the Closing Date to the first subsequent Interest Payment Date, and (ii) thereafter, each monthly period from an Interest Payment Date to the next succeeding Interest Payment Date. “Investment” means, with respect to any person, any investment by such person in any other person (including affiliates) in the form of loans, guaranties, advances, capital contributions or acquisitions of Indebtedness, equity interests, or all or substantially all of the assets of such other person (or of any division or business line of such other person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “IRS” means the United States Internal Revenue Service. “Lender” has the meaning set forth in the Preamble. “Lien” has the meaning set forth in Section (c) hereof. “Loan Documents” has the meaning set forth in Section 1(c) hereof. “Material Adverse Effect” means (a) relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding (provided, a “determination” shall be deemed to have occurred once such litigation, arbitration or governmental investigation or proceeding, as the case may be, shall cease to be appealable and

30 payments relating thereto shall have been outstanding for at least sixty (60) days), and after taking into account insurance coverage and effective indemnification with respect to such occurrence), a material adverse effect on: (i) the assets, business, operations, prospects, property or financial or other condition of (x) the Borrower or (y) any Guarantor, taken as a whole, excluding, for the avoidance of doubt, changes or effects disclosed in SEC filings made by Parent on Forms 10-K, 10-Q and/or 8-K prior to the date hereof, including, without limitation, such disclosed changes or effects directly arising out of or otherwise directly relating to the impact of the COVID-19 pandemic; or (ii) the ability of the Borrower or any Guarantor to perform in any material respects its obligations under this Agreement or any other Loan Document; or (b) a material adverse effect on (i) the legality, validity, binding effect, collectability, enforceability or performance of any material portion of the Receivables or (ii) the status, perfection, enforceability or priority of the Lender’s security interest in any material portion of the Collateral; or (c) a material adverse effect on the rights and remedies of the Lender under the Loan Documents or associated with its respective interest in the Collateral. “NYFRB” means the Federal Reserve Bank of New York. “Obligor” means, with respect to any Receivable, the person or person (including any co-borrower, co-signor or guarantor) obligated to make payments with respect to such Receivable. “Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold an interest in the Advance or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Parent” means SmileDirectClub, Inc., a Delaware corporation. “Payment in Full” means the first date on or after the Maturity Date on which all Secured Indebtedness has been indefeasibly paid in full. “Permitted Liens” means

31 (a) Liens granted to, or for the benefit of, the Lender to secure the Secured Indebtedness; (b) Liens on the assets and property of the SPV and the HPS Collateral to secure the obligations in respect of the HPS Transaction Documents permitted under Section 5(b) and Liens securing any direct or indirect Refinancing Indebtedness in respect thereof; (c) Liens securing obligations not for borrowed money in an aggregate outstanding amount not to exceed (as of the date any such Lien is incurred) $15,000,000; provided that any Lien incurred pursuant to this clause (c) must be on the Collateral and shall rank junior to the Liens that secure the Secured Indebtedness; (d) Liens for taxes (i) that are not yet delinquent, or (ii) are the subject of Permitted Protests; (e) judgment Liens and notices of lis pendens arising solely as a result of the existence of lawsuits, judgments, orders, or awards that do not constitute an Event of Default hereunder; provided, that adequate reserves have been made therefor; (f) Liens set forth on Schedule 5(b) hereto; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule 5(b) shall only secure the Indebtedness that it secures on the Closing Date and any direct or indirect Refinancing Indebtedness in respect thereof; (g) the interests of lessors under operating leases and non-exclusive licensors under license agreements entered into in the ordinary course of business; (h) purchase money Liens or the interests of lessors with respect to Capital Lease Obligations, in each case to the extent that such Liens or interests secure Purchase Money Indebtedness (or Refinancing Indebtedness) permitted to be incurred under Section 5(a)(iv) and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; (i) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of Refinancing Indebtedness permitted under Section 5(a) and so long as the replacement Liens only encumber those assets that secured the original Indebtedness, after- acquired assets within the scope of the collateral grant clause in effect immediately prior to such replacement and the products and proceeds of the foregoing; (j) Liens in favor of the Borrower or any Guarantor on the assets of (i) any person other than the Borrower or any Guarantor, or (ii) the Borrower or any Guarantor if subject to a subordination and standstill agreement acceptable to the Lender; (k) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;

32 (l) Liens on amounts deposited to secure obligations in connection with worker’s compensation or other unemployment insurance; (m) Liens on amounts deposited to secure reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business; (n) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or improvements or accessions that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person; (o) Liens on any property in favor of a Regulatory Authority to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable; (p) Liens encumbering deposits delivered to a person to secure obligations arising from statutory, regulatory, contractual or warranty requirements incurred in the ordinary course of business; and (q) other Liens securing obligations in an outstanding amount not to exceed $15,000,000 at any time. “Permitted Protest” means the right of Borrower or any Guarantor or any of their respective subsidiaries to protest any Lien (other than any Lien that secures the Secured Indebtedness), taxes, or rental payment; provided that (a) a reserve with respect to such obligation is established on books and records of such Borrower, such Guarantor or such subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted reasonably by such Borrower, such Guarantor or such subsidiary, as applicable, in good faith, (c) the Lender is satisfied (acting reasonably and in good faith) that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority (except as resulting from operation of law) of any of the Lender’s Liens, and (d) with respect to Liens of any of the Borrower or any Guarantor’s subcontractors and suppliers, the Lien does not constitute a default under the contract between such Borrower or Guarantor and its customer relating thereto. “Permitted Restricted Payments” means: (i) Restricted Payments in amounts necessary for any direct or indirect holding company of the Borrower, the Guarantors, and any subsidiary thereto, as applicable, (x) to pay general administrative costs and expenses, franchise fees, franchise taxes and similar fees, taxes and expenses required to maintain the organizational existence of such holding company, (y) to pay audit and other accounting and reporting expenses at such holding company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any holding company other than the Parent and/or its subsidiaries) and (z) for the payment of insurance premiums to the extent relating to the ownership or operations of any such holding company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of such

33 holding company other than the Parent and/or its subsidiaries), in each case, which are reasonable and customary and incurred in the ordinary course of its business as a holding company; (ii) so long as the Borrower, the applicable Guarantor, or the applicable subsidiary thereto, is properly treated as a flow-through entity for U.S. federal income tax purposes, tax distributions to direct or indirect equity holders of such Borrower, Guarantor, or subsidiary thereto, in amounts necessary to permit such holders’ payment of income, franchise and similar tax liabilities attributable to the income of the Parent and its subsidiaries in any taxable period; provided that the amount of any distribution permitted under this subclause (ii) shall be reduced by the amount of any income, franchise or similar taxes that are paid directly by the Parent or any of its subsidiaries and attributable to such holder; (iii) Restricted Payments that constitute (or that are made to facilitate any direct or indirect holding company’s consummation of) the repurchase, redemption, retirement or other acquisition of capital stock or other equity interests from former officers, directors, consultants, members of management or employees or their respective estates or beneficiaries of estates (or current officers, directors and employees, and their respective spouses or former spouses, to the extent required in connection with any divorce thereof), so long as no Unmatured Event of Default or Event of Default has occurred and is continuing or would exist upon the consummation of such transaction; (iv) Restricted Payments that are (or that are made to facilitate any direct or indirect holding company’s making of) (w) cash payments in lieu of the issuance of fractional shares in connection with the exercise or settlement of warrants, options, restricted stock units or other securities convertible into or exchangeable for capital stock or other equity interests or in connection with any dividend, split or combination of equity interests or any acquisition permitted under the Loan Documents, (x) settlements that occur upon the cashless exercise or settlement of stock options, restricted stock units, warrants or other convertible or exchangeable securities as a result of such Borrower, Guarantor or subsidiary thereto (or such holding company) accepting such options, warrants or other convertible or exchangeable securities as satisfaction of the exercise price of such equity interests, (y) withholding tax payments on behalf of employee shareholders in connection with the exercise by such shareholders of stock options or other rights to purchase equity interests or the vesting of restricted equity issued to such shareholders and (z) the repurchase of capital stock or other equity interests deemed to occur upon the exercise or settlement of stock options, restricted stock units, warrants or other convertible or exchangeable securities; (v) Restricted Payments that are (or that are made to facilitate any direct or indirect holding company’s making of payments) in connection with or pursuant to the terms of any deferred compensation or stock- or equity-based compensation arrangement existing on the Closing Date or entered into in the ordinary course of business thereafter for employees, directors or other service providers, so long as immediately after giving effect to such Restricted Payment no Event of Default has occurred and is continuing; (vi) Restricted Payments using the net cash proceeds of a substantially concurrent sale of equity interests of a Guarantor;

34 (vii) Restricted Payments on account of restricted stock units, stock options and similar instruments in the ordinary course of business; and (viii) Restricted Payments made pursuant to that certain Tax Receivable Agreement dated as of September 13, 2019 among the Parent Guarantors and certain of the members of SDC Financial LLC, as such agreement may be amended, restated, supplemented, replaced and/or otherwise modified from time to time. “Preferred Stock” means any equity interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up. “Prepayment Date” has the meaning set forth in Section 1(b)(ii) hereto. “Purchase Agreement” has the meaning specified in the Existing HPS Transaction Documents. “Purchase Money Indebtedness” means Indebtedness (other than the Secured Indebtedness, but including Capital Lease Obligations), incurred at the time of, or within sixty (60) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof. “Qualified Equity Interests” means any equity interests that are not Disqualified Stock. “Receivable” means the indebtedness of any Obligor under a Contract that is sold and/or contributed pursuant to the Purchase Agreement, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, taxes, fees, expenses, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. “Refinance” and “Refinancing” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Expenses” means, in connection with any Refinancing of Indebtedness, any unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees, underwriting fees, legal fees, accounting and audit fees and other similar or customary fees), commissions and expenses, in the case of any of the foregoing, in accordance with customary market practice. “Refinancing Indebtedness” shall mean any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of Indebtedness including any additional Indebtedness incurred as Refinancing Expenses; provided that, solely in the case of Indebtedness under the HPS Transaction Documents and any direct or indirect Refinancing Indebtedness in respect thereof, any such event shall not, as applicable,

35 (i) directly or indirectly result in an increase in the aggregate principal amount (or accreted value, if applicable) of such Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness to pay Refinancing Expenses), (ii) create Indebtedness with a Weighted Average Life to Maturity (or a stated maturity) at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity (or the stated maturity, respectively) at such time of the Indebtedness being Refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold, (iii) create Indebtedness with an interest rate materially higher than the interest rate of the Indebtedness being Refinanced; (iv) Refinance Indebtedness of an entity other than the Borrower or any Guarantor with Indebtedness of the Borrower or any Guarantor; (v) Refinance Indebtedness that is (A) subordinated in right of payment to the Secured Indebtedness with Indebtedness that is not subject to subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the Refinanced Indebtedness or (B) unsecured with Indebtedness that is secured by a Lien, or (vi) include terms (other than those described in the preceding clauses of this definition), when taken as a whole, that are materially more favorable to any lenders or holders of such Refinancing Indebtedness than the terms of the Indebtedness being Refinanced. “Regulatory Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions or pertaining to government, including without limitation any court, and any person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. “Restricted Payment” means to: (a) pay any dividend or make any other payment or distribution on account of the equity interests of the Borrower, any Guarantor, or any subsidiary thereto (including, without limitation, any such payment in connection with any merger or consolidation involving the Borrower, any Guarantor, or any subsidiary thereto), or to the direct or indirect holders of any equity interests of the Borrower, any Guarantor, or any subsidiary thereto in their capacity as such (other than dividends or distributions payable solely in equity interests (other than Disqualified Stock) of Parent); or (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, pursuant to a sinking fund or similar payment or in connection with any merger or consolidation involving Borrower) any equity interests of the Borrower, any Guarantor, or any subsidiary thereto. “RISC” means a retail installment sales contract. “SEC” means the United States Securities and Exchange Commission. “Securitization Transaction” means any transaction or series of related transactions that may be entered into by the Borrower or any Guarantor pursuant to which such person may sell, convey or otherwise transfer, directly or indirectly, to a special-purpose entity, any interest (whether characterized as the grant of a security interest or the transfer of ownership) in any receivables and rights related thereto, whether such transaction or series of related transactions

36 constitutes a secured loan or credit facility, a true sale of assets to a special-purpose entity or other person, or otherwise. “SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “Solvent” means, with respect to any person at any time, a condition under which: (a) Each of the fair value and the present fair saleable value of the total assets, including intellectual property, of such person and its subsidiaries, on a consolidated basis, on the date of determination, is greater than the total amount of liabilities (contingent and unliquidated liabilities) of such person and its subsidiaries, on a consolidated basis, at such time; (b) such person and its subsidiaries, on a consolidated basis, have not incurred and do not believe they will incur, liabilities beyond their ability to pay such liabilities as they become due (whether at maturity or otherwise); and (c) such person and its subsidiaries, on a consolidated basis, does not have unreasonably small capital with which to engage in its current and in its anticipated business. For purposes of this definition: (i) the amount of a person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market. “SPV” means SDC U.S. SmilePay SPV, a Delaware statutory trust. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Regulatory Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to the Advances, the Term SOFR Reference Rate at approximately 5:00 a.m., New York City time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to the Advances, the rate per annum published by the CME

37 Term SOFR Administrator and identified reasonably and in good faith by the Lender as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Trust Agreement” has the meaning specified in the Existing HPS Transaction Documents. “Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement. “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions. “Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date of determination, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness, including payment at the final stated maturity, by (ii) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments. For purposes of clause (1) of the immediately preceding sentence, a payment shall be deemed to be “scheduled” only if such payment is mandatory and not subject to or contingent upon the occurrence of any event or condition. B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to, or modification of, GAAP which would require the capitalization of leases correctly characterized as “operating leases” as of the date of December 14, 2018 (it being understood that financial statements shall be prepared without giving effect to this sentence). All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

38 C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. D. Rules of Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any person shall be construed to include such person’s successors and permitted assigns (including any debtor-in-possession on behalf of such person), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in any Loan Document to Articles, Sections, subsections, clauses, Exhibits and Schedules shall be construed to refer to Articles and, Sections, subsections and clauses of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions (excluding those that are merely proposed) consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. E. Accounting Changes. (i) If any change in GAAP occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrower and the Lender agree to amend such provisions of this Agreement so as to equitably reflect such change so that the criteria for evaluating the Borrower’s financial condition will be the same after such change as if such change had not occurred, and, until such amendment becomes effective, such determinations shall be made without giving effect to such change in GAAP. (ii) Notwithstanding anything in this Agreement to the contrary, except for the purpose of preparing financial statements in accordance with GAAP, (x) the determination of whether a lease constitutes a capital or finance lease, on the one hand, or an operating lease, on the other hand, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on December 14, 2018 without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date, and (y) Accounting Standards Update 2016-13 Financial Instruments-Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (or any other Accounting Standards

39 Codification or Financial Accounting Standard having a similar result or effect) shall not be given effect. [Signature Page Follows]

Revolving Credit and Security Agreement IN WITNESS WHEREOF, the undersigned have signed below as of the date first set forth above. BORROWER: SMILEDIRECTCLUB, LLC, a Tennessee limited liability company By: Name: Troy Crawford Title: Chief Financial Officer LENDER: CLUSTER HOLDCO LLC, a Delaware limited liability company By: Name: Steven Katzman Title: Manager DocuSign Envelope ID: 9A301305-5B14-48EA-9E76-AA9744833692

Revolving Credit and Security Agreement IN WITNESS WHEREOF, the undersigned have signed below as of the date first set forth above. BORROWER: SMILEDIRECTCLUB, LLC, a Tennessee limited liability company By: Name: Troy Crawford Title: Chief Financial Officer LENDER: CLUSTER HOLDCO LLC, a Delaware limited liability company By: Name: Steven Katzman Title: Manager

Revolving Credit and Security Agreement GUARANTORS: ACCESS DENTAL LAB, LLC, a Tennessee limited liability company By: Name: Susan Greenspon Rammelt Title: Authorized Signatory SMILEFARM, LLC, a Tennessee limited liability company By: Name: Susan Greenspon Rammelt Title: Authorized Signatory SMILEDIRECTCLUB, INC., a Delaware corporation By: Name: Troy Crawford Title: Chief Financial Officer SDC FINANCIAL LLC, a Delaware limited liability company By: Name: Troy Crawford Title: Chief Financial Officer CAMF II, LLC, a Delaware limited liability company By: Name: Susan Greenspon Rammelt Title: Authorized Signatory

DocuSign Envelope ID: 9A301305-5B14-48EA-9E76-AA9744833692

GUARANTORS:

ACCESS DENTAL LAB, LLC, a Tennessee limited liability company

By: ______________________________
Name: Susan Greenspon Rammelt
Title: Authorized Signatory

SMILEFARM, LLC, a Tennessee limited liability company

By: ______________________________
Name: Susan Greenspon Rammelt
Title: Authorized Signatory

SMILEDIRECTCLUB, INC., a Delaware corporation

DocuSigned by:
By: ______________________________
E2CE9FE9D0D44C1...
Name: Troy Crawford
Title: Chief Financial Officer

SDC FINANCIAL LLC, a Delaware limited liability company

DocuSigned by:
By: ______________________________
E2CE9FE9D0D44C1...
Name: Troy Crawford
Title: Chief Financial Officer

CAMF II, LLC, a Delaware limited liability company

By: ______________________________
Name: Susan Greenspon Rammelt
Title: Authorized Signatory

Revolving Credit and Security Agreement

Revolving Credit and Security Agreement ORTHO LAB SERVICES, LLC, a Delaware limited liability company By: Name: Susan Greenspon Rammelt Title: Authorized Signatory SDC PLANE, LLC, a Delaware limited liability company By: Name: Susan Greenspon Rammelt Title: Authorized Signatory

Revolving Credit and Security Agreement SCHEDULE 5(a) Existing Indebtedness Indebtedness under the HPS Transaction Documents. Indebtedness under the Convertible Notes Indenture and related back-to-back note. Indebtedness reflected in filings with the SEC prior to the date hereof.

Revolving Credit and Security Agreement SCHEDULE 5(b) Existing Liens Liens securing obligations outstanding under the agreements listed on Schedule 5(a) hereto Liens securing the obligations under the HPS Transaction Documents